SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)     November 17, 2000
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                                 FOOTSTAR, INC.
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               (Exact Name of Registrant as Specified in Charter)



         Delaware                  1-11681                    22-3439443
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(State or Other Jurisdiction       (Commission          (I.R.S. Employer
  of Incorporation)                File Number)         Identification No.)




933 MacArthur Boulevard, Mahwah, New Jersey                  07430
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(Address of Principal Executive Offices)                   (Zip Code)




Registrant's telephone number, including area code       (201) 934-2000
                                                         -----------------------


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events.

Footstar to Acquire Footwear Assets and License Agreements of J. Baker, Inc.
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         On November 17, 2000,  Footstar,  Inc.  ("Footstar"  or the  "Company")
announced that it has entered into an agreement to acquire the footwear assets and related license agreements of J. Baker, Inc., the footwear and apparel retailer, for a total purchase price of $57.8 million, subject to customary closing conditions and regulatory approvals. The purchase price is subject to an adjustment based on inventory count and inventory aging as of the closing date. The Company also outlined its financial expectations for the acquisition and for its performance in 2001.

         The transaction, which the Company currently expects to be accretive to 2001 earnings by approximately $0.10 per diluted share, provides Footstar with new growth opportunities in its Meldisco division that are expected to accelerate the Company's long-term growth rate. With this acquisition, Meldisco becomes the major operator of licensed footwear departments across the country, and Footstar reinforces its position as one of the nation's largest and most successful footwear companies.

Transaction Overview

         J. Baker currently operates 1,318 footwear departments under 16 license agreements with retail chains throughout the country. These footwear departments are located in 43 states, with the heaviest concentration in the northeast and midwest regions. Under the terms of the agreement, Footstar will acquire the assets used in J. Baker's licensed footwear businesses, including all inventory, store furniture and fixtures, intellectual property and license agreements.

         J. Baker operates three footwear businesses: Core, Budget and Better. The Core business sells discount footwear in 616 stores under agreements with Ames, Bradlees, Ann & Hope, Biggs, Shoppers World, Auchan, Playtogs, NorthCountry and Forman Mills. The Budget business sells lower-priced basic and seasonal footwear and operates 493 departments under agreements with Allied, Roses, Maxway, Super 10, Super Saver and Express Roses. The Better business offers higher-end footwear, including name brands, in 209 footwear departments under agreements with Stein Mart, Speigel, Today's Man, and Gottschalks.

         The assets to be acquired by Footstar, including approximately $140 million of retail inventory, are expected to generate approximately $280 million in additional annual sales for Meldisco, which comes on top of the approximately $1.3 billion in sales that analysts currently expect for Footstar's Meldisco division in 2001. Footstar's current expectations assume the J. Baker businesses will operate at a 2% to 3% operating margin in 2001. The Company believes there is significant potential to increase the operating margin performance to between 7% and 9% over time, as the Company leverages its shared operating model, including its global sourcing organization, state-of-the-art distribution capabilities and existing infrastructure, to improve the operating efficiency of the assets it is acquiring. Footstar's Meldisco division has a proven track record operating licensed footwear departments and currently delivers operating margins of close to 11%.

         The Company plans to finance the acquisition through bank borrowings under its existing credit facility. The transaction is expected to close on February 3, 2001. Footstar intends to operate the new businesses through its Footstar Retail Services group, which operates all of the non-Kmart related businesses in the Company's Meldisco division. Financial results for the new businesses will be reported as part of the Meldisco segment.

Current Outlook

         The Company recently expressed comfort with current analysts' earnings estimates for 2001 of $3.52 per share without the effect of this acquisition. Footstar currently expects the acquisition to add approximately $0.10 to diluted earnings per share in 2001, including the effects of all transition expenses, and approximately $0.25 in 2002.

         Footstar's earnings targets for 2001 are based on the above-stated sales and margin expectations for the newly acquired businesses, plus certain assumptions for its existing businesses. The Company's athletic segment is currently expected to generate a comparable store sales increase in the high single digit range for 2001. Sales for the Just For Feet division will be included in the comparable store sales calculation beginning in May 2001. Operating margins for the athletic segment are expected to be approximately 4.5%.

         Meldisco is expected to generate a comparable store sales increase in the low single digit range in 2001. Sales generated by the newly acquired assets will be treated as sales of new stores and, therefore, will not be included within the comparable store sales base for Meldisco until they have been part of Footstar's operations for twelve months. Operating margins, including earnings generated by the new businesses, are expected to be approximately 10% in 2001. These results assume a mid-single digit comparable store sales gain for Footstar overall, with an operating margin of approximately 7.5%.

         Provided the Company is able to achieve the stated sales and margin levels, earnings per share in 2001 are expected to be in the range of $3.60 to $3.66.

         For the first quarter of 2001, net earnings are expected to be below last year's level due to the timing of transition expenses related to the J. Baker acquisition, as well as increased interest expense related to the J. Baker acquisition and the Just For Feet acquisition completed in March 2000. By quarter, Footstar expects earnings per share to be in a range of: $0.04 to $0.06 in the first quarter; $1.00 to $1.01 in the second quarter; $1.34 to $1.35 in the third quarter; and $1.22 to $1.24 in the fourth quarter.


         This Current Report and the press release dated November 17, 2000, particularly the statements in the outlook section, contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 relating to the Company's earnings, sales, operating margins, transition plans and expenses. All of these statements are based on our current expectations, assumptions, estimates and projections. The Company assumes no obligation for updating any such statements to reflect actual results, changes in assumptions or changes in other factors. These statements involve certain significant risks and uncertainties including those related to the ability of the Company to execute its acquisition plans and successfully and profitably integrate the J. Baker businesses and to achieve expected revenue growth and profitability in the acquired J. Baker businesses, the ability to increase the operating margin of such new businesses, the success of the Company's brand awareness and marketing programs, store traffic, the effect of competitive products and pricing, and timing and levels of markdowns. These and other important factors that may cause actual results to differ materially from such forward-looking statements may be included in the Company's Current Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other periodic reports filed by the Company with the Securities and Exchange Commission.


         J. Baker operates retail businesses in large, under-served niche retail markets. The Company operates 600 retail stores, three catalog titles and two commerce-enabled websites selling apparel and accessories for big and tall men under the Casual Male Big & Tall, Repp Ltd. Big & Tall and B&T Factory Store trade names. The Company offers rugged workwear and healthcare apparel through its 70 Work 'n Gear stores, and through its direct marketing and e-commerce channels. The Company also operates 1,318 licensed footwear departments in discount, department and specialty stores nationwide through its JBI Footwear and Morse Shoe divisions.


         Footstar,  headquartered in Mahwah,  New Jersey,  is a leading footwear retailer. As of October 28, 2000, the Company's Footaction division, headquartered in Irving, Texas, operated 550 mostly mall-based stores in 43 states, Puerto Rico and the U.S. Virgin Islands. The Company's Just For Feet division, headquartered in Mahwah, New Jersey, operated 89 superstores located predominantly in the Southern half of the country. Both divisions sell branded athletic footwear and apparel. The Company's Meldisco division is a leader in the discount footwear segment, operating 2,473 licensed footwear departments (2,405 licensed footwear departments, excluding the 72 stores that Kmart announced for closing) primarily in Kmart stores.


         A copy of the press release dated November 17, 2000 is attached hereto as Exhibit 99.1.




Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.


         Exhibit 99.1   Press Release of Footstar, Inc. dated November 17, 2000.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FOOTSTAR, INC.


                                           MAUREEN RICHARDS
Dated:   November 17, 2000  By:
                                  -------------------------------------------
                                  Name:    Maureen Richards
                                  Title:   Vice President, General Counsel and
                                           Corporate Secretary


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                                  EXHIBIT INDEX


         Exhibit 99.1   Press Release of Footstar, Inc. dated November 17, 2000.